UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8‑K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 20, 2017
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Sunrun Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-37511	26-2841711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
595 Market Street, 29th Floor
San Francisco, California 94105
(Address of principal executive offices, including zip code)
(415) 580-6900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01 Entry into a Material Definitive Agreement

On October 20, 2017, a wholly owned subsidiary of Sunrun Inc. (“Sunrun”) entered into $244.5 million of senior secured credit facilities. The facilities are syndicated with various lenders and consist of the following:

(i)
$234.5 million senior delayed draw term loan facility with an initial interest rate of LIBOR + 275 basis points until October 31, 2021, stepping up to LIBOR + 300 basis points thereafter (the “Senior Term Loan”); and

(ii)	$10 million debt service reserve letter of credit facility (the “DSR LC Facility” and, together with the Senior Term Loan, the “Senior Secured Credit Facility”).

The Senior Secured Credit Facility is non-recourse to Sunrun and is secured by net cash flows from power purchase agreements and leases available to the borrower after distributions to tax equity investors and payment of certain operating, maintenance and other expenses.
The Senior Secured Credit Facility has an advance rate equal to 68% of the present value of contracted cash flows in the lenders’ base case financial model, discounted at 6%. Sunrun paid aggregate banking fees of 2.12% of the aggregate facility amount, and the loan was issued without any original issue discount. The Senior Secured Credit Facility contains customary covenants including the requirement to maintain certain financial measurements and provide lender reporting. The Senior Secured Credit Facility also contains certain provisions in the event of default which entitle lenders to take certain actions including acceleration of amounts due under such facility.
The Senior Secured Credit Facility matures on October 20, 2024.
The foregoing description of the Senior Secured Credit Facility is qualified in its entirety by reference to the full text of the credit agreement, a copy of which Sunrun plans to file as an exhibit to its Annual Report on Form 10-K for its fiscal year ending December 31, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRUN INC.

By:	/s/ Mina Kim
Mina Kim General Counsel

Date: October 23, 2017